Third Point Reinsurance Company Ltd.
Third Point Reinsurance Ltd.
Point House
3 Waterloo Lane
Pembroke HM 08
Bermuda

July 31, 2018
Third Point LLC
Third Point Advisors L.L.C.
390 Park Avenue
New York, New York 10022
United States
Attention: Josh Targoff and Mendy Haas
Re:    Termination of Joint Venture and Investment Management Agreement
Dear Sirs,
This letter agreement (this “Letter Agreement”) confirms our agreement to terminate the Amended and Restated Joint Venture and Investment Management Agreement, dated June 22, 2016 (the “JV Agreement”), by and among Third Point Reinsurance Company Ltd. (“TP Re”), Third Point Reinsurance Ltd. (“Holdco”), Third Point LLC (“Third Point”) and Third Point Advisors L.L.C. (“TP GP”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the JV Agreement.
Reference is made to that certain Amended and Restated Exempted Limited Partnership Agreement of Third Point Enhanced LP (the “Partnership”) dated July 31, 2018 (the “Partnership Agreement”). Each of the parties hereto acknowledges that (i) TP Re will transfer legal title to all Investable Assets (such term as defined in the Partnership Agreement) held in the Joint Venture to the Partnership beginning on August 31, 2018, and (ii) all Collateral Assets (such term as defined in the Partnership Agreement) held in the Joint Venture will be managed by Third Point pursuant to a collateral assets investment management agreement effective August 31, 2018.
Each of the parties hereto hereby agrees that (i) TP Re shall have withdrawn from the Joint Venture in full as of the date on which legal title to all Investable Assets in the Joint Venture have been transferred to the Partnership and (ii) the JV Agreement shall terminate as of such withdrawal date pursuant to Section 7.1(a)(iii) thereof. Any provisions in the JV Agreement that would otherwise prohibit this transfer of assets are hereby waived to permit such transfer.
Each of the parties hereto further acknowledges that the tax partnership created pursuant to the Joint Venture will not terminate and that the Partnership will be a continuation of the tax partnership, as described in the Partnership Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York and subject to Section 9.4 of the JV Agreement. This Letter Agreement may be executed in counterparts, each of which is deemed to be an original hereof.

Sincerely,
THIRD POINT REINSURANCE COMPANY LTD.

By: /s/ Christopher S. Coleman

Name:	Christopher S. Coleman

Title:	Director

By: /s/ Janice R. Weidenborner

Name:	Janice R. Weidenborner

Title:	EVP, Group General Counsel and Secretary

THIRD POINT REINSURANCE LTD.

By: /s/ J. Robert Bredahl

Name:	J. Robert Bredahl

Title:	President and Chief Executive Officer

By: /s/ Christopher S. Coleman

Name:	Christopher S. Coleman

Title:	Chief Financial Officer

[Signature Page to Letter Agreement re: Bermuda JV Agreement Termination]

Agreed to and Accepted by:
THIRD POINT LLC

By: /s/ R. Mendy Haas

Name:	R. Mendy Haas

Title:	Chief Financial Officer

THIRD POINT ADVISORS L.L.C.

By: /s/ R. Mendy Haas

Name:	R. Mendy Haas

Title:	Authorized Signatory

[Signature Page to Letter Agreement re: Bermuda JV Agreement Termination]